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                                                                   Exhibit 11.1

                     COMPUTATION OF PER SHARE EARNINGS

         For the Three Month Periods Ended March 31, 1997 and 1996

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
                                                                        1997          1996
                                                                    ------------  ------------
PRIMARY NET INCOME PER SHARE

Average shares outstanding........................................    14,976,712    14,670,236

Net effect of dilutive stock options and warrants based on the
  treasury stock method using average market price................       578,179       773,070
                                                                    ------------  ------------
Total.............................................................    15,554,891    15,443,306
                                                                    ------------  ------------
                                                                    ------------  ------------
Net income........................................................  $    370,969  $    430,671
                                                                    ------------  ------------
                                                                    ------------  ------------
Primary net income per share......................................  $       0.02  $       0.03
                                                                    ------------  ------------
                                                                    ------------  ------------
FULLY DILUTED NET INCOME PER SHARE

Average shares outstanding........................................    14,976,712    14,670,236

Net effect of dilutive stock options and warrants based on the
  treasury stock method using ending market price.................       578,179       941,626
                                                                    ------------  ------------
Total.............................................................    15,554,891    15,611,862
                                                                    ------------  ------------
                                                                    ------------  ------------
Net income........................................................  $    370,969  $    430,671
                                                                    ------------  ------------
                                                                    ------------  ------------
Fully diluted net income per share................................  $       0.02  $       0.03
                                                                    ------------  ------------
                                                                    ------------  ------------

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